                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                        ALBERT GALLATIN HOME CARE, INC.

                                      and

               ALBERT GALLATIN VISITING NURSE ASSOCIATION, INC.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1.   ASSETS ACQUIRED
      1.1    Sale and Purchase of Assets ............................         1
      1.2    Excluded Assets ........................................         1

ARTICLE 2.   CLOSING DATE; TRANSFER OF ASSETS .......................         2
      2.1    Closing and Closing Date................................         2
      2.2    Transfer of Assets .....................................         2

ARTICLE 3.   CONSIDERATION FOR THE ASSETS; ASSUMPTION
               OF LIABILITIES; EXCLUDED LIABILITIES .................         2
      3.1    Assumption of Liabilities ..............................         2
      3.2    Excluded Liabilities ...................................         4
      3.3    Buyer's Indemnification of Seller and other
               Indemnitees ..........................................         4
      3.4    Defense of Pending Litigation and Investigations .......         9

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF SELLER ...............        10
      4.1    Organization of Seller; Good Standing; Qualifications;
               Charter and By-Laws ..................................        10
      4.2    Authority ..............................................        10
      4.3    Approvals, Licenses and Other Authorizations ...........        11
      4.4    Financial Statements; Liabilities ......................        11
      4.5    Absence of Certain Events ..............................        12
      4.6    Title to and Condition of Properties ...................        13
      4.7    Intangible Properties ..................................        15
      4.8    Contracts and Commitments ..............................        15
      4.9    Tax Returns and Tax Audits .............................        16
      4.10   Insurance ..............................................        17
      4.11   No Litigation, Adverse Events or Violations ............        17
      4.12   Labor Agreements .......................................        17
      4.13   Employee Benefit Plans .................................        17
      4.14   Trade Names ............................................        20
      4.15   Bank Accounts ..........................................        20
      4.16   Accounts Receivable and Notes Receivable ...............        20
      4.17   Joint Ventures; No Subsidiaries ........................        21
      4.18   Licenses and Permits ...................................        21
      4.19   Employees ..............................................        21
      4.20   Discharge Fees .........................................        21
      4.21   No Adverse Action ......................................        21
      4.22   Full Disclosure ........................................        21
      4.23   Ownership of Necessary Assets ..........................        22
      4.24   Severance Pay ..........................................        22



                                      (i)

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF BUYER ................        22
      5.1    Organization of Buyer; Good Standing ...................        22
      5.2    Authority ..............................................        22
      5.3    No Adverse Action ......................................        23

ARTICLE 6.   COVENANTS AND AGREEMENTS OF SELLER .....................        23
      6.1    Actions Pending Closing ................................        23
      6.2    Consents ...............................................        25

ARTICLE 7.   COVENANTS AND AGREEMENTS OF BUYER ......................        26
      7.1    Consents ...............................................        26
      7.2    Employees ..............................................        26
      7.3    Post-Closing Access to Information .....................        26

ARTICLE 8.   CONDITIONS TO BUYER'S OBLIGATION TO CONSUMMATE
                 THE TRANSACTION.....................................        27
      8.1    Compliance with Agreement ..............................        27
      8.2    Representations and Warranties .........................        27
      8.3    Approvals and Consents .................................        27
      8.4    No Litigation ..........................................        27
      8.5    Closing of Other Transactions ..........................        27
      8.6    No Material Adverse Change .............................        28
      8.7    Opinion of Counsel .....................................        28
      8.8    Key Employee Certificates ..............................        28
      8.9    Noncompetition Agreement ...............................        28
      8.10   Deliveries .............................................        28
      8.11   Release of Certain Liens ...............................        28

ARTICLE 9.   CONDITIONS TO SELLER'S OBLIGATION TO CONSUMMATE
                 THE TRANSACTION ....................................        28
      9.1    Compliance with Agreement ..............................        28
      9.2    Representations and Warranties .........................        29
      9.3    Approvals and Consents .................................        29
      9.4    No Litigation ..........................................        29
      9.5    Closing of Other Transactions ..........................        29
      9.6    Guaranty of Staff Builders, Inc.........................        29
      9.7    Deliveries .............................................        29

ARTICLE 10.  TERMINATION ............................................        30
     10.1    Termination Prior to the Closing Date ..................        30

ARTICLE 11.  DELIVERIES AT AND AFTER CLOSING ........................        31
     11.1    Deliveries at Closing ..................................        31
     11.2    Deliveries after Closing ...............................        33


                                      (ii)

ARTICLE 12.  MISCELLANEOUS ..........................................        33
     12.1    Survival ...............................................        33
     12.2    Expenses ...............................................        33
     12.3    Notices ................................................        33
     12.4    Parties in Interest and Assignment .....................        34
     12.5    Modification ...........................................        35
     12.6    Entire Agreement .......................................        35
     12.7    Execution in Multiple Counterparts .....................        35
     12.8    Headings................................................        35
     12.9    Governing Law ..........................................        35
     12.10   Schedules ..............................................        35
     12.11   Severability ...........................................        35


                                     (iii)

                                   SCHEDULES

Schedule 1.0            Communities Served by Seller

Schedule 1.2            Excluded Assets

Schedule 3.1            Summary of Joint Investigation

Schedule 4.2            Required Consents

Schedule 4.3            Approvals and Consents; Certain Matters Regarding
                        Licenses

Schedule 4.4(b)         Liabilities of Seller as of April 30, 1993

Schedule 4.5            Certain Changes in Seller's Business

Schedule 4.5(a)         Certain Accounts of Seller to be Contributed to
                        AGP&D

Schedule 4.6            Owned and Leased Real Property; Liens and
                        Encumbrances; Certain Tangible Personal Property

Schedule 4.7            Patents, Trademarks, etc.

Schedule 4.8            Material Contracts

Schedule 4.10           Insurance

Schedule 4.11           Litigation

Schedule 4.13           Employee Benefit Plans

Schedule 4.14           Trade Names

Schedule 4.15           Bank Accounts

Schedule 4.18 Material Licenses, Permits, Certificates of Need and Approvals

Schedule 4.19           Employees; Employment Agreements

Schedule 6.1            Permitted Liens and Security Interests

Schedule 8.3 Material Consents, Approvals and Waivers Required to be Obtained Prior to Closing


                              (iv)

                                    EXHIBITS

Exhibit I               Opinion of Seller's Counsel
Exhibit II              Key Employee Certificate
Exhibit III             Noncompetition Agreement
Exhibit IV              Intentionally Omitted
Exhibit V               Guaranty of Staff Builders, Inc.
Exhibit VI              Power of Attorney
Exhibit VII             Assumption Agreement Regarding Employment
                        Agreements
Exhibit VIII            Assumption and Substitution Agreement (Regarding
                        Profit Sharing Plan and Flex Plan)
Exhibit IX              Assignment and Bill of Sale
Exhibit X               Assumption Agreement



                            (v)

                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 22nd day of June, 1993, by and between ALBERT GALLATIN HOME CARE, INC., a Delaware corporation (the "Buyer"), and ALBERT GALLATIN VISITING NURSE ASSOCIATION, INC., a Pennsylvania nonprofit corporation (the "Seller").

                                   BACKGROUND

         WHEREAS, Seller owns and operates a visiting nurse association throughout portions of Pennsylvania and West Virginia as more fully described on Schedule 1.0 hereto; and

         WHEREAS, Seller desires to transfer and sell to Buyer substantially all of the assets of Seller, and Buyer desires to purchase and acquire such assets, in accordance with the terms and provisions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer covenant, represent, warrant, stipulate and agree as follows:

                           ARTICLE 1. ASSETS ACQUIRED

         1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and assign to Buyer all assets of Seller of any nature, whether real, personal or mixed, tangible and intangible, owned or leased (other than the Excluded Assets, as hereinafter defined in Section 1.2), wherever located, including, without limitation, all real estate and interests therein, buildings, equipment, cash, bank accounts, accounts receivable, inventory, supplies, prepaid items, licenses, contracts, franchises, leases, choses in action, all rights of appeal as to cost reports (including but not limited to the 1990 Provider Reimbursement Review Board appeal), books, records, security deposits, customer lists, contract rights, trade secrets, the trade names "Albert Gallatin" and "BAHRD Home Health Services" and all other tangible and intangible assets of Seller, as reflected in the balance sheet of Seller as of December 31, 1992, and any assets of Seller acquired subsequent thereto (collectively the "Assets"), in the manner and for the consideration hereinafter set forth.

         1.2 Excluded Assets. The following shall be excluded from the Assets of Seller transferred and sold to Buyer:

         (a) All properties and interests in properties of Seller which have been or will be sold or consumed by Seller in the ordinary course of business from December 31, 1992 through the Closing Date;

         (b) Minute books, stock books and other books and records pertaining to the corporate existence of Seller;

         (c) Seller's rights under and in respect of this Agreement and the transaction contemplated hereby;

         (d)  The assets described on Schedule 1.2 hereto;

         (e) The names "Albert Gallatin Planning and Development Corporation" and "Albert Gallatin Human Services Agency, Inc."; and

         (f) That certain account receivable of Seller from Albert Gallatin Planning and Development Corporation, in the outstanding principal amount of $65,650, and all rights thereto or related thereto.

         The assets described in this Section 1.2 are collectively referred to in this Agreement as the "Excluded Assets."

                  ARTICLE 2. CLOSING DATE; TRANSFER OF ASSETS
         2.1 Closing and Closing Date. The closing hereunder (the "Closing") shall take place at such place and time and on such date as may be agreed to in writing by Seller and Buyer. The date upon which the Closing occurs shall be the "Closing Date."

         2.2 Transfer of Assets. Seller shall, at the Closing on the Closing Date, by general warranty deeds, bill of sale and other appropriate documents, transfer the Assets to Buyer.

                   ARTICLE 3. CONSIDERATION FOR THE ASSETS;
                ASSUMPTION OF LIABILITIES; EXCLUDED LIABILITIES

         3.1 Assumption of Liabilities. (a) In consideration of the sale of the Assets to Buyer, at the Closing on the Closing Date, Buyer shall assume, by Assumption Agreement in the form of Exhibit X hereto, and discharge as they become due, all of the liabilities of Seller arising out of, in connection with, in respect of or attributable to Seller's operations prior to Closing, known or unknown, contingent, or otherwise (the liabilities described in this Section 3.1 are hereinafter collectively referred to as the "Assumed Liabilities"), including without limitation all liabilities of Seller: (i) as set forth in the balance sheet of Seller as of December 31, 1992, (ii) for any monetary Loss or other monetary expenses (including without limitation with respect to civil or criminal legal proceedings) in connection with the joint investigation by the United States Attorney for the Eastern District of Pennsylvania and the Office of the Inspector General of the Department of Health and Human Services of the United States of America (as such investigation is more fully described on Schedule 3.1 of this Agreement), including without limitation any monetary Loss or other monetary expenses, arising out of or in connection therewith (including without limitation with respect to criminal or civil legal proceedings); (iii) under or arising out of the Material Contracts (as hereinafter defined in Section 4.8) and all other immaterial contracts and agreements to which Seller is a party or by which Seller is bound on the Closing Date, (iv) in connection with all cost reports (settled and unsettled, filed, or unfiled); (v) for the payment required to be made on or before September 15, 1993 to the Albert Gallatin Visiting Nurse Association, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), established for Seller's employees; and (vi) for the payment required to be made to the Profit Sharing Plan with respect to the contribution for the period January 1, 1993 through the Closing Date.

         (b) Buyer and Seller acknowledge that Seller will remain in existence following the Closing for the purpose of winding up its affairs, but not to otherwise engage in any active business, and that certain administrative and other filings will need to be made to maintain Seller's existence. It is expressly agreed that the acknowledgments and undertakings by Seller set forth in this Section 3.1(b) do not in any way modify the other obligations of Buyer in this Agreement, including, without limitation, the obligations set forth in Sections 3.3 and 3.4. Buyer acknowledges that following the Closing, Seller will need to file federal, state and local tax returns, cost reports, reports in respect of employee benefit plans and other similar administrative or governmental reports, notices, or filings attributable to the period prior to the Closing Date, and Buyer agrees that at reasonable times employees and facilities of Buyer shall be made available to Seller for the preparation of such tax returns, reports, notices and filings. Buyer further agrees that the preparation of such tax returns, reports, notices and filings shall be at Buyer's expense and paid by Buyer and that any taxes, fees, payments or liabilities payable by Seller with respect to such tax returns, reports, notices and filings attributable to the period prior to the Closing Date or for sales or transfer taxes with respect to the transfer of the Assets of Seller to

Buyer shall be the sole expense of Buyer and timely paid by Buyer on behalf of Seller.

         3.2 Excluded Liabilities. It is expressly agreed that Buyer shall not assume and shall have no liability for: (i) any and all liabilities of Seller arising out of, in connection with, in respect of or attributable to Seller's operations following the Closing Date, except for those liabilities assumed by Buyer in clause 3.1(b) above; (ii) any and all liabilities in connection with any of the Excluded Assets; (iii) any and all indebtedness and other liabilities of Seller incurred by Seller during the period of December 31, 1992 through the Closing Date, other than in the ordinary course of business, other than as otherwise permitted to be incurred by Seller in accordance with this Agreement or other than as set forth in Schedule 4.4(b) of this Agreement; (iv) any and all liabilities arising out of a material breach by Seller of a representation, warranty, covenant or agreement made by Seller to Buyer in this Agreement or any other Transaction Documents or a breach by a Key Employee (as hereinafter defined) of a representation made in a Key Employee Certificate delivered by such Key Employee to Buyer, such Certificate to be in the form of
Exhibit II hereto (each a "Key Employee Certificate"); (v) any liability of Seller outstanding on the Closing Date of which Seller had knowledge and did not disclose to Buyer or which a Key Employee had knowledge and failed to disclose in a Key Employee Certificate; and (vi) any obligation of a nonmonetary nature arising out of the Joint Investigation. "Key Employee" shall have the meaning as set forth in Section 8.8 of this Agreement. For purposes of clause (iv) of this Section 3.2, any liability in excess of $25,000 arising out of a breach by Seller of a representation, warranty, covenant or agreement made by Seller to Buyer in this Agreement or any other Transaction Documents to which Buyer is a party or a breach by a Key Employee of a representation made in a Key Employee Certificate shall be deemed a "material breach."

         3.3 Buyer's Indemnification of Seller and other Indemnitees. (a) Following the Closing, subject to the limitations on indemnification provided in Sections 3.3(b), (c) and (d) below, Buyer shall defend, indemnify and hold harmless Seller and any person who was or is prior to Closing a director, officer, employee or representative of Seller (hereinafter Seller and such persons are collectively referred to as the "Indemnitees" and individually as an "Indemnitee"), from and against:

              (i) any Loss (as hereinafter defined) suffered, sustained, incurred or required to be paid by any Indemnitee or to be suffered, sustained, incurred or paid in the future (following the Closing) by any Indemnitee arising out of any and all breaches of

         Buyer's covenants, agreements, representations and warranties under this Agreement or the other Transaction Documents (as hereinafter defined) including without limitation, any acts or omissions of Buyer in connection with any of the Assumed Liabilities (as defined in Section 3.1 hereof);

              (ii) as to an Indemnitee other than Seller, any Loss suffered, sustained, incurred or required to be paid by any Indemnitee (other than Seller) arising out of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Seller), by reason of any Indemnitee (other than Seller) serving prior to Closing as a director, officer, employee or representative of Seller prior to Closing or any Indemnitee (other than Seller) serving at the request of Seller prior to Closing as a representative of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation (a) any Loss suffered, sustained, incurred or required to be paid by an Indemnitee (other than Seller) arising out of an action or proceeding seeking rescission, by a court of appropriate jurisdiction, of the sale of the Assets of Seller to Buyer pursuant to this Agreement and the other Transaction Documents, and
         (b) any Loss suffered, sustained, incurred or required to be paid by any Indemnitee (other than Seller) arising out of any suit, action or proceeding arising out of, in connection with or as a result of the Joint Investigation (as described on Schedule 3.1 hereto) or the subject matter thereof; and

              (iii) any and all reasonable costs and expenses of any Indemnitee related to the foregoing clauses (i) or (ii), including reasonable attorney's fees in connection with the prosecution, defense or appeal of, or participation in, any suit, action, arbitration or legal proceeding in connection therewith.

For purposes of this Agreement, "Loss" shall mean collectively any and all monetary damages, losses, obligations, liabilities, claims, actions, causes of action, costs, assessments, expenses, judgments, fines, penalties, reimbursement recoupments or other monetary expenses and in the case of any of the foregoing, including without limitation with respect to civil or criminal legal proceedings.

         (b) With respect to indemnification under Section 3.3(a)(ii), each Indemnitee (other than Seller) shall be entitled to indemnification to the fullest extent that such Indemnitee would have been entitled to be indemnified pursuant to the Pennsylvania Nonprofit Corporation Law, including all presumptions thereunder permitted by law.

         (c)  The obligation of Buyer to indemnify an Indemnitee pursuant to
Section 3.3 of this Agreement is subject to the following limitations:

              (i) In the event any Indemnitee suffers, sustains or incurs any Loss arising out of a (a) breach of warranty, representation, covenant or agreement of Seller in this Agreement or the other Transaction Documents, (b) any liability of Seller outstanding on the Closing Date of which Seller had knowledge and did not disclose to Buyer or which a Key Employee had knowledge and failed to disclose in a Key Employee Certificate, or (c) a breach by a Key Employee of a representation made in a Key Employee Certificate, no Indemnitee shall be entitled to indemnification pursuant to Section 3.3(a) of this Agreement with respect to any Loss arising out of or related to such breach of warranty, representation, agreement or covenant or with respect to such undisclosed liability; provided, however, that: (x) notwithstanding the foregoing, an Indemnitee who is or was a director of Seller prior to Closing and who was not at any time prior to Closing an officer, employee or representative of Seller (each such person for purposes of this subsection (i) is sometimes referred to as a "Nonemployee Director," and it is specifically agreed that the term Nonemployee Director shall specifically exclude the Key Employees), shall be entitled to indemnification pursuant to Section 3.3(a) of this Agreement for any Loss arising out of any matter described in clauses
         (a), (b) and (c) of this subsection (i); provided, further, that nothing in clause (x) above shall be deemed to be a waiver of any rights of Buyer to limit indemnification as to any Indemnitee other than a Nonemployee Director with respect to a breach described in clause (a), (b) or (c) of this subsection (i);

              (ii) Buyer shall have no obligation to indemnify an Indemnitee for any Loss incurred, suffered or sustained by an Indemnitee (a) arising out of or in connection with the transfer of the Assets of Seller to Buyer pursuant to this Agreement and the other Transaction Documents, other than arising out of an action or proceeding seeking rescission, by a court of appropriate jurisdiction, of the sale of the Assets of Seller to Buyer pursuant to this Agreement and the other Transaction Documents; (b) arising out of or in connection with any of the Excluded Liabilities; and (c) which is not of a monetary nature (such as nonmonetary criminal sanctions, imprisonment, debarment or exclusion), including but not limited to any Loss not of a monetary nature arising out of the Joint Investigation;

              (iii) In order to satisfy any indemnity payments Buyer is required to make to an Indemnitee pursuant to Section 3.3 of this Agreement, it is agreed that any applicable insurance proceeds shall first be used to satisfy such a claim, with any deductible amount applicable to such insurance payment to be paid by Buyer.

              (iv) Buyer shall have no obligation to indemnify an Indemnitee for any Loss incurred, suffered or sustained by an Indemnitee in connection with any claim or action against a third party (other than a claim against Buyer pursuant to this Agreement or the other Transaction Documents) where such Indemnitee is the plaintiff; provided however that Buyer shall be obligated to indemnify an Indemnitee for any Loss arising out of any claims or actions against a third party where such Indemnitee is the plaintiff if the nature of the claim or action is a cross claim, counterclaim or any other claim or action initiated by an Indemnitee (which in each case Buyer has reasonably approved), as the moving party, arising out of any claim, action, suit or proceeding by a third party against an Indemnitee for which such Indemnitee is entitled to indemnification from Buyer pursuant to this Agreement. The provisions of this Section shall not modify Buyer's obligations pursuant to Section 3.3(a)(i) of this Agreement.

              (v) The indemnification provisions of Section 3.3 of this Agreement are for indemnification of an Indemnitee for actual damages (including Losses) suffered, sustained, incurred or to be suffered, sustained or incurred in the future, by an Indemnitee, and Buyer shall have no obligation to indemnify an Indemnitee for any consequential damages.

              (vi) It is expressly agreed that Buyer shall have no obligation to indemnify Seller's outside, independent auditors pursuant to this Agreement.

         (d)  The indemnification obligations of Buyer pursuant to this Section
3.3 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

              (i) Each Indemnitee shall give prompt written notice as provided below to Buyer, with a copy to Seller, of any claim which might give rise to a claim by such Indemnitee against Buyer based on the provisions of Section 3.3, stating the nature and basis of said claims and the amount thereof, to the extent known. Each Indemnitee shall provide the notice required to be given by such Indemnitee to Buyer hereunder within ten (10) business days following the day such Indemnitee becomes aware that it has a claim for indemnification from Buyer under this Agreement;

              (ii) In the event that any action, suit or proceeding is brought against any Indemnitee, with respect to which Buyer may have liability under this Section 3.3, the action, suit, or proceeding shall be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by legal counsel reasonably acceptable to Buyer and such Indemnitee (such consent of the Indemnitee not to be unreasonably withheld), at Buyer's expense. An Indemnitee shall have the right to employ its own counsel in any such case, in addition to counsel provided by Buyer, and the fees and expenses of such additional counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized, in writing, by Buyer in connection with the defense of such action, suit or proceeding. In any event, such Indemnitee shall keep Seller fully informed of each such action, suit or proceeding at all stages thereof. Subject to applicable privileges or protections, Buyer shall make available to Seller or such Indemnitee and their attorneys and accountants, all books and records of Buyer relating to such proceedings or litigation (which shall be kept confidential), and Buyer and the Indemnitees agree to render to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any such action, suit or proceeding;

              If Buyer believes in good faith that a reasonable basis exists for a counterclaim by an Indemnitee with respect to a Loss as to which indemnification has been asserted against Buyer by such Indemnitee, such Indemnitee shall cooperate with Buyer in respect of the bringing of such counterclaim. The costs and expenses, including attorneys fees, shall be borne by the Buyer in respect of such counterclaim. In the event of a favorable result, the proceeds, award or judgment thereof shall be assigned by such Indemnitee to Buyer or any proceeds thereof received by such Indemnitee shall be paid over by such Indemnitee to Buyer. Buyer shall indemnify such Indemnitee for any Loss suffered, sustained or incurred by such Indemnitee resulting from the counterclaim. Further, the participation of such Indemnitee in any counterclaim pursuant to this Section, shall not in any way modify Buyer's other indemnification obligations set forth in Section 3.3(a).

              (iii) Buyer shall have the right to settle, in good faith, any Loss against an Indemnitee which Buyer is defending pursuant to this
         Section 3.3 without such Indemnitee's consent; provided, however, that Buyer shall not make any monetary settlement of any claims which would require as a condition of such monetary settlement the imposition of nonmonetary sanctions (such as imprisonment, debarment or exclusion) on an Indemnitee, would require the entering of a plea by an Indemnitee, would require an admission of guilt by an Indemnitee, would require a plea of nolo contendre by an Indemnitee, or would require an Indemnitee to consent to exclusion from government programs, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, further, that in the event the consent of an Indemnitee is unreasonably withheld or delayed, Buyer shall have no further obligation to indemnify such Indemnitee with respect to the matter for which the requested consent was unreasonably withheld or delayed; and

              (iv) If Buyer, in violation of this Agreement, fails or refuses to defend any action referred to in this Section 3.3, one or more of the Indemnitees may defend such action and the indemnity obligations of this Section 3.3 shall remain in full force and effect.

         3.4  Defense of Pending Litigation and Investigations.

         Schedule 4.11 hereto sets forth pending litigation and investigations involving Seller. Following the Closing, without limiting the generality of
Section 3.3, subject to the provisions of Section 3.3(b), (c) and (d) Buyer agrees to engage legal counsel reasonably satisfactory to Buyer and Seller (such consent of Seller not to be unreasonably withheld) at Buyer's expense, to continue representation of Seller and the other Indemnitees in connection with such pending litigation and investigation, including without limitation, with respect to all criminal and civil legal proceedings arising out off, in connection with or as a result of the Joint Investigation commenced against an Indemnitee, appeals thereof, and any actions in connection with any sanctions, fines, or penalties imposed or assessed or to be imposed upon or assessed against any Indemnitee.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer both as of the date hereof and the Closing Date as follows:

         4.1 Organization of Seller; Good Standing; Qualifications; Charter and By-Laws. Seller is a nonprofit corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Seller is duly qualified to do business and is in good standing in the State of West Virginia. No actions or proceedings to dissolve Seller are pending. Seller has delivered to Buyer an accurate and complete copy of the Articles of Incorporation and Bylaws of Seller as currently in effect. Seller is not in violation of any provision of its Articles of Incorporation or Bylaws.

         4.2 Authority. (a) Seller has full corporate power and has taken all corporate action necessary to execute, deliver and perform this Agreement and the other Transaction Documents (as hereinafter defined) to which Seller is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other
Transaction Documents to which Seller is a party constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. For purposes of this Agreement, "Transaction Documents" shall mean this Agreement and the schedules hereto, each certificate delivered pursuant hereto, each exhibit hereto in executed form and all other documents and agreements executed and delivered to Buyer pursuant hereto at the Closing.

         (b) Neither the execution or delivery of this Agreement and other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining the required consents as set forth on
Schedule 4.2 and except for obtaining any consent where the failure to obtain such consent would not materially and adversely affect the Assets or the financial condition of Seller, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which Seller is a party or by which it or the Assets are bound, (ii) conflict with or violate the Articles of Incorporation or Bylaws of Seller, or (iii) to the best of Seller's knowledge, violate any statute, law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Seller or any of its properties or the Assets, except for any statute, law, regulation, judgment, rule, order or any other restriction where the violation thereof would not materially and adversely effect the Assets or the financial condition of Seller.

         4.3 Approvals, Licenses and Other Authorizations. (a) Except as set forth on Schedule 4.3 hereto, no consent, waiver, authorization or approval of, giving of notice to, or registration or filing or taking of any other action in connection with, any governmental authority or other person is necessary in connection with the execution and delivery of this Agreement or the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby. All licenses, permits and other governmental authorizations and approvals of all federal, state and local governmental authorities required or necessary for Seller to operate have been duly obtained and are in full force and effect, except where the failure to so comply would not have a material adverse effect upon the Assets or upon the financial condition of Seller. The consummation of the transaction contemplated by this Agreement and the other Transaction Documents will not result in the termination or revocation of any such license, permit or other governmental authorizations or approvals of any federal, state or local governmental authority.

         (b)  Except as may be found as a result of the matters set forth on
Schedule 4.3, Seller has operated its business in accordance with all applicable federal, state and local laws, rules and regulations except where noncompliance would not have a material adverse effect on the financial condition or operations of the Seller.

         (c) Except as set forth on Schedule 4.3, there are no proceedings pending or, to the best of Seller's knowledge, threatened to restrict, revoke or modify such licenses or to the best of Seller's knowledge, matters which could give rise to such proceedings.

         4.4 Financial Statements; Liabilities. (a) Seller has delivered to Buyer a copy of the audited balance sheet of Seller as of December 31, 1992, and the related audited statement of revenues and expenses, changes in fund balances and statement of cash flows (the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller on a consistent basis in accordance with generally accepted accounting principles, as of the date and for the period then ended.

         (b) Attached hereto as Schedule 4.4(b) is a true and complete list of Seller's liabilities as of April 30, 1993. Since December 31, 1992, Seller has not incurred any liabilities, except: (i) in the ordinary course of business,
(ii) as set forth in Schedule 4.4(b) of this Agreement, or (iii) as permitted by this Agreement. Other than as disclosed in the Financial Statements and in
Schedule 4.4(b) hereto, Seller has no outstanding liabilities as of April 30, 1993 and, subject to the following sentence, no knowledge of any threatened claims, actions or investigations which would result in the incurrence of any additional liabilities by Seller. The Joint Investigation, as described on
Schedule 3.1, is ongoing and Seller makes no representation or warranty as to any claims or liabilities which might result from or arise out of the Joint Investigation.

         (c) Except as may be found as a result of the matters set forth on Schedules 4.3 and 4.11 of this Agreement, there are no claims or statements of fact, known to Seller which would be the basis of an indemnity claim under this Agreement.

         4.5 Absence of Certain Events. Since December 31, 1992, Seller has operated its business in the ordinary and normal course and there has not been:

         (a) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Assets of Seller;

         (b) except as set forth on Schedule 4.5, any increase or decrease in the compensation payable or to become payable to any of Seller's officers or management employees or material change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of Seller's officers or management employees or any commission or bonus paid to any of such officers or management employees;

         (c) except as set forth on Schedule 4.5, any sale, assignment, transfer, lease or other disposition of any Asset, other than in the ordinary course of business consistent with past practices;

         (d) any acquisition of any assets, other than in the ordinary course of business consistent with past practices;

         (e) any transaction, contract or commitment entered into which is not in the ordinary course of business and consistent with past practices; or

         (f) any material adverse chance in the Assets, business or financial condition of Seller; provided however that projected losses of up to $250,000 from Seller's operations for the period beginning January 1, 1993 through June 30, 1993 and any of the matters disclosed in this Agreement or the Schedules hereto shall not be deemed a material adverse change in the financial condition of Seller, of the Assets or of the business of Seller.

Notwithstanding the foregoing clauses (a) through (f), Buyer acknowledges and agrees that on or before the Closing Date, Seller shall contribute to its affiliate, Albert Gallatin Planning and Development Corporation, a Pennsylvania nonprofit corporation ("AGP&D") an amount equal to the cash balances in those accounts listed on Schedule 4.5(a) hereto which shall not exceed $20,000, including, without limitation, amounts received by Seller from The United Way and other charitable sources. It is acknowledged that such funds were intended to be used for charitable purposes.

         4.6  Title to and Condition of Properties.

         (a) Schedule 4.6 hereto contains a list of all real property owned or leased by Seller, and a true and complete copy of the deed therefor and each such lease with respect thereto has been delivered to Buyer. Seller has good and valid title to all of its properties, free and clear of liens and security interests except as set forth on Schedule 4.6 hereto. Without limiting the generality of the foregoing, as to leasehold estates leased by Seller, as lessee, Seller warrants that it has quiet and peaceable possession of each of the leased properties. Except for obtaining the consents as set forth on
Schedule 4.2, Seller warrants that all leases and subleases to which it is a party are in full force and effect and that there are no defaults thereunder which would result in the termination or cancellation of any such lease.

         (b) A list of all tangible personal property included in the Assets having a book value in excess of $500 is included on Schedule 4.6. Schedule 4.6 also contains a list of all leases of personal property under which Seller is a lessee or lessor involving tangible personal property requiring annual lease payments or revenue in excess of $1,000 (true, accurate and complete copies of which leases have been previously delivered to Buyer).

         (c) Seller has good and valid title to all of the Assets, including without limitation all owned and leased real estate of Seller, free and clear of all liens, security interests, and other encumbrances, except as set forth on Schedule 4.6 hereto.

         (d) The Assets including, but not limited to, the machinery, equipment, furniture and fixtures are in good operating condition and repair for assets of such age and type, subject to ordinary wear and tear and the use to which such assets have been employed. Seller makes no other warranties with respect to the Assets as to merchantability or fitness for any particular purpose. The Assets are transferred "As is, where is."

         (e) Seller has not received any notice from any federal, state or local governmental agency requiring any repairs or alterations to any owned real estate of Seller.

         (f) At Closing, Seller will transfer to Buyer good and valid title to the Assets, free and clear of all liens, security interests and other encumbrances except for those liens, security interests and encumbrances set forth on Schedule 4.6 hereto.

         (g) All of the real property (including, but not limited to, the buildings and improvements thereon) and the easements, rights of way and other similar interests in real property of third parties, in any case, owned by Seller (the "Owned Real Property") is listed and described on Schedule 4.6, and the Seller has good and marketable title in fee simple to the Owned Real Property, including all plants, buildings and improvements thereon, free and clear of any mortgage, lien (including mechanics, or similar liens or claims which have been filed for work, labor or material), claim, charge, exception, imperfection of title, encroachment, easement, right-of-way, squatters' right, lease or encumbrance (collectively, "Impairments"), except for those Impairments which are described on Schedule 4.6. No rights are outstanding that under law could give rise to any mechanics' or similar liens or claims for work, labor or material. All of the improvements located on the Owned Real Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Owned Real Property. True and complete copies of title insurance policies, surveys, mortgages, agreements and other documents granting rights in or relating to the Seller's ownership of such Owned Real Property, if any, have previously been delivered to the Buyer. The legal descriptions of the Owned Real Property set forth in the deeds delivered to Buyer are complete and correct descriptions of such real property, its location and limits, and the Seller's rights therein and are in each case sufficient to locate the records pertaining to such Owned Real Property in the offices in the jurisdictions where such Owned Real Property is located where public records concerning Owned Real Property are kept.

         (h) With respect to the leases, mortgages and other agreements referred to on Schedule 4.6 and except as set forth on Schedule 4.6 no default or event of default on the part of the Seller as lessee or as mortgagor, and, to the knowledge of the Seller, no default or event of default on the part of the lessor or mortgagee, under the provisions of any of said leases, mortgages or other agreements, and no event which with the giving of notice or passage of time, or both, would constitute such default or event of default on the part of the Seller, or to the knowledge of the Seller, on the part of any such lessor or mortgagee, has occurred and is continuing unremedied or unwaived. Except as set forth on Schedule 4.6, no notes secured by a mortgage have been secured by any collateral, pledged account or other security except the lien of the corresponding mortgage.

         (i) None of the real property listed on Schedule 4.6 is located within a flood hazard area as described in the Flood Disaster Protection Act of 1973, as amended, and the National Flood Insurance Act of 1968, as amended, or if any such property is so located, then proper federal insurance has been obtained in the maximum amount permitted respecting such risk and is in full force and effect. The plants, buildings and improvements owned or leased by the Seller, and the operation or maintenance thereof as now operated and maintained, do not (i) to Seller's knowledge, contravene any zoning or building or other law, regulation, or order, (ii) violate any covenant, agreement or restriction, the effect of which materially interferes with or prevents the continued use of such properties for the purposes for which they are now being used, or would materially and adversely affect the value thereof, or (iii) to Seller's knowledge, violate any applicable health and environmental laws and regulations or any other applicable laws, rules and regulations.

         (j) Except as set forth on Schedule 4.6, there exists no pending or, to the knowledge of the Seller, threatened, condemnation, eminent domain or similar proceeding with respect to, or which could affect, any Owned Real Property or any leased real property of Seller, including the plants, buildings or improvements thereon.

         4.7 Intangible Properties. Schedule 4.7 hereto contains a list of all patents and applications therefor, trademarks, trademark registrations and applications therefor, trade names, service marks, copyrights, copyright registrations and applications therefor, owned or used by Seller.

         4.8  Contracts and Commitments.

         (a) To the extent not listed on Schedule 4.6 hereto, Schedule 4.8 hereto lists all Material Contracts (as hereinafter defined) to which Seller is a party or by which it is bound. A true and complete copy of each Material Contract has been delivered to Buyer. For purposes of this Agreement, the term "Material Contract" means all leases, agreements, contracts and commitments of seller with annual payments or revenue of at least $5,000. Each Material Contract is in full force and effect, and there exists no default or event of default thereunder which would cause the termination of such contract. Seller has not received any notice that any person party to a Material Contract intends to cancel, modify or terminate any Material Contract, and Seller has not given any notice of cancellation, modification or termination of any Material Contract. Each Material Contract is a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, and no consent or approval of the other parties to any Material Contract or any person pursuant to any Material Contract is required for the assignment of such Material Contract to Buyer, other than the consents and approvals set forth on Schedule 4.3 hereto.

         (b) As of the date hereof, Seller has not made any other contract or agreement or granted any option to sell or otherwise transfer any part of the Assets of Seller or entered into any understanding or agreement in principle respecting any such transaction with anyone other than Buyer.

         (c) There are no contracts or commitments between Seller and any affiliate other than those specifically identified on Schedule 4.8 attached hereto.

         4.9  Tax Returns and Tax Audits.

         (a)  Seller is a not-for-profit corporation exempt from taxation under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and Seller is a nonprofit corporation under the Pennsylvania Nonprofit Corporation Law of 1988, as amended, and the regulations promulgated thereunder. Seller has filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed and has paid all federal, state and local income, franchise, sales, property, excise, ad valorem, employment (including applicable withholdings for FICA, FUTA, and other required federal, state or municipal withholdings) or other taxes, and all interest, penalties, assessments or deficiencies claimed to be due by any such taxing authority for all periods prior to the current taxable period.

         (b) Seller is not a party to any pending or threatened action or proceeding by any governmental taxing authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against Seller.

         4.10 Insurance. Attached hereto as Schedule 4.10 is a list and description of all general liability, director and officer, property and casualty insurance policies currently in force providing coverage on behalf of Seller including, without limitation, for the following: malpractice or negligent or grossly negligent acts or omissions by Seller or its employees or agents and for general liability of Seller, general casualty, property damage and flood insurance. All of such insurance is now in full force and effect and premiums with respect to such policies have been paid to keep such insurance in full force and effect through the dates set forth on Schedule 4.11. True and complete copies of all such policies and any endorsements thereof have been delivered to Buyer.

         4.11 No Litigation, Adverse Events or Violations.

         (a) Except as set forth on Schedule 4.11 hereto, there is no action, suit, claim, investigation or other proceeding pending or, to the best of Seller's knowledge, threatened, or any injunction or orders entered, pending or, to the best of Seller's knowledge, threatened against Seller or any of the Assets.

         (b) Except as may be found as a result of the matters set forth on
Schedule 4.11, Seller is in compliance with applicable federal, state and local law, relating or applicable to it, or to any of the Assets, where the violation of or noncompliance with which would have a material adverse effect on the financial condition or operations of Seller.

         (c) There are no actions, suits, claims or proceedings pending, or to the knowledge of Seller threatened, except as set forth on Schedule 4.11 hereto, that would give rise to any right of indemnification on the part of any director, officer, employee or representative of Seller or the heirs, executors or administrators of any such director, officer, employee or representative, against the Seller. There are no written or oral agreements or understandings with respect to indemnification of any director, officer, employee or representative of Seller, except as set forth in this Agreement, in the other Transaction Documents and in the By-laws of the Seller.

         4.12 Labor Agreements. Seller is not and has never been a party to and is not bound by any collective bargaining agreement.

         4.13 Employee Benefit Plans.

         (a) Except as set forth on Schedule 4.13 hereto, Seller does not have any Benefit Plans, as defined in paragraph

(m) below, nor has Seller maintained or contributed to any Benefit Plans subject to Title IV of ERISA.

         (b) All persons who participate in the operations of each Benefit Plan (including but not limited to the members of any plan committee, all plan fiduciaries, all plan administrators, Seller, its Board of Directors, and all relevant employees of the Seller) act and have always acted with respect to each Benefit Plan in all material respects in accordance with the requirements of all applicable laws (including but not limited to the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations promulgated thereunder ("ERISA") and the Internal Revenue Code of 1986, as amended, and any rules and regulations promulgated thereunder (the "Code")) and in accordance with the terms and conditions of each such Benefit Plan.

         (c) All Benefit Plans are now, and have always been established, maintained and operated in all material respects in accordance with all applicable laws (including but not limited to ERISA and the Code) and in accordance with the terms and conditions of each such Plan.

         (d) Except as set forth on Schedule 4.13, all returns, reports, disclosure statements and elections required to be made under all applicable laws (including but not limited to ERISA and the Code) with respect to the Benefit Plans have been timely and accurately filed, delivered, or made.

         (e) With respect to any of the Benefit Plans, no reportable events (within the meaning of ERISA and the Code, respectively), prohibited transactions (within the meaning of Section 4975 of the Code) or party-in-interest transactions (within the meaning of Section 406 of ERISA) have occurred.

         (f) Except as described on Schedule 4.13 hereto and except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including but not limited to any Benefit Plan, any plan fiduciary and the Seller) with respect to the operations of, or any transactions with respect to, any Benefit Plan. No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Benefit Plan (including but not limited to any tax or penalty for the failure to withhold income taxes in connection with fringe benefits).

         (g) Except as described in paragraph (l)(iv) of this Section 4.13, all contributions required to be made to or with respect to each Benefit Plan have been completely and timely made.

         (h) All benefits or other payments required to be made under or by any Benefit Plan have been completely and timely paid.

         (i) There has been no merger, consolidation or transfer of assets or liabilities (including but not limited to a split up or split off) with respect to any Benefit Plan.

         (j) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Benefit Plans or their assets, or arising out of such Benefit Plans, including but not limited to any action, suit or claim by or on behalf of the Benefit Plans or by any employee of the Seller alleging a breach or breaches of fiduciary duties or violations of applicable state or federal law which could result in liability on the part of either Seller or the Benefit Plans under ERISA or any other law, and, to the Seller's best knowledge, no facts exist which could give rise to any such actions, suits or claims.

         (k) Seller has delivered to Buyer true and complete copies of all current and prior material documents, including all amendments thereto, with respect to each of the Benefit Plans set forth on Schedule 4.13 hereto, and Seller hereby agrees to transfer to Buyer, upon Closing, all records in connection with each Benefit Plan to be assumed by Buyer hereunder. All such records shall accurately state the history of each participant and beneficiary in connection with each Benefit Plan and accurately state the benefits earned by and/or owed to each such person under each Benefit Plan.

         (1) With respect to the Benefit Plan listed on Schedule 4.13 hereto as the Albert Gallatin Visiting Nurse Association, Inc. Profit Sharing Plan (the "Profit Sharing Plan"),

               (i) such Plan which is intended to qualify as a tax-qualified retirement plan under Code Seller 401(a) has received a favorable determination letter from the Internal Revenue Service as to qualification of such Plan; and the trust thereunder is exempt from tax pursuant to Code Section 501(a);

               (ii) no event has occurred that will or could give rise to the disqualification of such Plan or loss of the tax-exempt status of the trust created thereunder under the aforesaid Sections of the Code;

               (iii) no event has occurred that will or could subject such Plan to tax under section 511 of the Code; and

               (iv) all contributions have been made to such Plan in a complete and timely fashion pursuant to the applicable provisions of the Code with respect to all plan years, other than the contribution for the plan year ended December 31, 1992.

         (m) For purposes of this Section 4.13, the term "Benefit Plan" includes but is not limited to (i) pension, retirement, profit sharing, stock bonus, and nonqualified deferred compensation plans, (ii) disability, medical, dental, worker's compensation, health insurance, life insurance, and incentive plans, (iii) vacation benefits and fringe benefits, (iv) any other employee benefit plan as such term is defined in Section 3(3) of ERISA, and (v) any cafeteria plan, accident and health plan (including self-insured medical reimbursement plan), or dependent care assistance program (as such terms are defined in Sections 125, 105 and 129, respectively of the Code).

         (n) Seller has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code which applies to any employees of the Seller prior to the Closing.

         4.14 Trade Names. Seller does not conduct business in the Commonwealth of Pennsylvania or the State of West Virginia under any name other than those listed on Schedule 4.14.

         4.15 Bank Accounts. Schedule 4.15 contains a list setting forth the name of each bank, savings and loan or other financial institution in which Seller has any account, safe deposit box, holds any certificates of deposit or other investments, including the type of each such account, the names in which each account, safe deposit box, certificates of deposit or other investments are held, the names of each person authorized to draw thereon or have access thereto, and the amounts held in such accounts or such boxes or the fair market value of such certificates of deposit or other investments as of the date designated on Schedule 4.15.

         4.16 Accounts Receivable and Notes Receivable. All accounts receivable and notes receivable of Seller represent and constitute bona fide indebtedness owing to Seller in the amounts indicated in the Financial Statements of Seller, with no known setoffs (other than Seller's customary allowances for uncollectible accounts and contractual adjustments as indicated thereon and adjusted for estimated recovery of bad debt). seller has provided buyer with a complete and accurate aging report of all the accounts receivable as of December 31, 1992 and with a schedule of all accounts receivable of Seller as of December 31, 1992 which since December 31, 1992 have been assigned to collection agencies or are otherwise held or assigned for collection.

         4.17 Joint Ventures; No Subsidiaries. Seller is not a party to any joint venture agreement or partnership agreement. Seller has no subsidiary corporations or interest in any other business organizations, partnerships, corporations or joint ventures. At the date hereof, no director, officer or employee of Seller serves at the request of Seller, as a representative of Seller to another corporation, partnership, joint venture, trust or other enterprise.

         4.18 Licenses and Permits. Set forth on Schedule 4.18 is a true and complete listing of all material licenses, permits, certificates of need and approvals from any governmental authority required for the operation of Seller's business as conducted at present. Each such license, permit, certificate of need and approval is in full force and effect, Seller is in compliance with all of its obligations with respect thereto, and to the best knowledge of Seller, no event has occurred which permits or with the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof, except as may be found as a result of the matters set forth on Schedule 4.18 hereto.

         4.19 Employees. Set forth on Schedule 4.19 is a true and complete list of each employee, director and officer of Seller, together with the current position of each such person and the current amount of salaries and bonuses of each such person. Schedule 4.19 also sets forth whether Seller has entered into a written employment agreement or arrangement with any such person, and a true and complete copy of each such employment agreement has been delivered to Buyer.

         4.20 Discharge Fees. Seller has not, directly or indirectly, retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or the transaction contemplated thereby.

         4.21 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of Seller's knowledge, threatened or injunctions or orders entered, pending or, to the best of Seller's knowledge, threatened against Seller, to restrain or prohibit the consummation of the transactions contemplated hereby.

         4.22 Full Disclosure. Seller has disclosed to Buyer all material facts relating to Seller and its operations and has not omitted to disclose to Buyer any material fact relating to Seller, or its operations, necessary to make the statements made herein not misleading. Without limiting the generality of the foregoing, Seller has disclosed to Buyer all material facts of which Seller has knowledge related to the Joint Investigation and has delivered to Buyer or granted access to Buyer to all documents of Seller related to the Joint Investigation. Notwithstanding anything in this Agreement to the contrary, none of the representations of Seller are made as to any computer software utilized by Seller other than software which Seller is using pursuant to license agreements between Seller and Atlantic West Services, Inc.

         4.23 Ownership of Necessary Assets. The real and other properties and assets owned or leased by Seller constitute all such properties and assets which are necessary to the business of Seller as conducted at present and all such assets of Seller (other than the Excluded Assets) are being transferred to Buyer on the Closing Date.

         4.24 Severance Pay. The Closing of the transaction contemplated hereunder and the subsequent employment of Seller's employees by Buyer pursuant to the terms of this Agreement shall not result in any severance obligations of Buyer with respect to Seller's employees who become employees of Buyer.

       ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller, both as of the date hereof and as of the Closing Date, as follows:

         5.1 Organization of Buyer; Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Buyer is duly qualified to do business and is in good standing in the State of West Virginia and Buyer has filed an application for qualification to do business with the Office of the Secretary of the Commonwealth of Pennsylvania.

         5.2 Authority. (a) Buyer has full corporate power and has taken all action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (b) Neither the execution or delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining any consent, where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of Buyer, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which Buyer is a party or by which it is bound, (ii) conflict with or violate the Articles of Incorporation or Bylaws of Buyer, or (iii) to the best of Buyer's knowledge, violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Buyer or any of its properties or assets, the violation of which could have a material adverse effect on the financial condition or business operations of Buyer.

         5.3 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of Buyer's knowledge, threatened or injunctions or orders entered, pending or, to the best of Buyer's knowledge, threatened against Buyer, to restrain or prohibit the consummation of the transactions contemplated hereby.

         ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLER

         6.1 Actions Pending Closing. From the date hereof to the Closing, except as otherwise contemplated by this Agreement, Seller covenants and agrees as follows; provided that Buyer acknowledges that Seller is in a troubled financial condition which may alter its normal operations and operating procedures:

         (a) Seller will be operated in the usual and ordinary manner consistent with past practices and will use good faith efforts to preserve its present business organization intact, and preserve its present relationships with persons having business dealings with it and to take such actions as are necessary and to use Seller's good faith efforts to cause the transition of such business operations and employee and other relationships to Buyer as of the Closing Date.

         (b) Seller will not, without Buyer's consent, increase or decrease the compensation payable or to become payable by Seller to any officer or employee of Seller, or make any change in any insurance, pension or other employee benefit plan, nor pay any commission or bonus to any of such officers or employees, other than in the normal course of business consistent with existing personnel policies, nor amend any employment agreement between Seller and any employee of Seller. Further, without Buyer's prior consent, Seller will not hire or engage any off employees, officers or representatives, nor will Seller appoint any new directors; provided, however, should a vacancy be mandated by the By-laws of Seller, either by death or resignation of a director, such vacancy may be filled and a new director may be appointed without Buyer's consent but in accordance with Seller's bylaws, and Seller shall promptly give notice thereof to Buyer.

         (c) Except as otherwise provided herein, Seller will not (i) mortgage, pledge, create or permit to exist any lien or security interest against any of the Assets, except for the liens and security interests set forth on Schedule
6.1 hereto and except for liens securing property acquired by Seller in the ordinary course of business and as otherwise permitted pursuant to this Agreement (the "Permitted Exceptions"); (ii) fail to maintain the Assets in the usual and ordinary course of business consistent with past practices; (iii) sell, assign, transfer, lease or otherwise dispose of any of the Assets or acquire any assets or any interest therein, except in each case in the usual and ordinary course of business; (iv) terminate, modify or change any of the Material Contracts; and (v) enter into any transaction, contract or commitment obligating Seller in excess of $5,000 which is not in the usual and ordinary course of the Seller's business.

         (d) All Assets will be used, operated, maintained and repaired in the usual and ordinary course of Seller's business consistent with past practices.

         (e) Seller will not permit any insurance policy naming it as a beneficiary or a loss payable payee covering any of the Assets or its operations to be canceled, terminated or modified or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect.

         (f) Seller will timely file (including all applicable extensions) all tax returns and reports required to be filed with any federal, state or local governments or governmental agencies, and Seller will pay all taxes due with respect thereto.

         (g) Seller shall not make or institute any methods of collection, credit, billing, management, accounting or operation which are not in the usual and customary course of its business, consistent with seller's past practices.

         (h) Seller shall not transfer any Assets, other than in the ordinary course of business.

         (i) Seller shall use its good faith efforts in taking all actions necessary and appropriate to render title to the Assets free and clear of all liens, security agreements, and encumbrances (except for the Permitted Exceptions) and to obtain appropriate consents, as are required by this Agreement.

         (j) With respect to any Material Contracts of Seller which, in accordance with their terms, will terminate due to the expiration of the term thereof prior to the Closing Date, Seller shall use good faith efforts to extend such Material Contracts; provided, however, that in the event any such extension would require payment of rentals or other compensation by Seller in excess of that currently paid or would require Seller to agree to terms which are materially and adversely different from the present terms of such Material Contract, then Seller shall not extend such Material Contract without obtaining Buyer's prior written consent to such terms and extension.

         (k) From the date hereof, through and including the Closing Date, Seller shall not amend its Articles of Incorporation or By-laws.

         (l) Seller will operate its business through the Closing Date so that the representations and warranties of Seller made to Buyer in this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except for representations and warranties made in Section 4.4, 4.15 and 4.16 with respect to financial statements and other financial information of Seller which expressly relate to an earlier date or time, which representations shall be true and correct on and as of the specific date or times referred to therein); provided however that Seller shall promptly disclose to Buyer any information contained in the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date and was incorrect when made; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller in the Schedules hereto, unless Buyer shall have consented thereto in writing.

         6.2 Consents. Seller shall use good faith efforts and cooperate with Buyer in obtaining all necessary consents required for the transfer of the Assets to Buyer and for the assumption of the Assumed Liabilities by Buyer on the Closing Date.

                  ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER

         Buyer hereby covenants and agrees with Seller as follows:

         7.1 Consents. From and after the date hereof, Buyer shall use good faith efforts and cooperate with Seller in obtaining all necessary consents required for the transfer of the Assets to Buyer and for the assumption of the Assumed Liabilities by Buyer on the Closing Date.

         7.2 Employees. (a) Following the Closing Date, Buyer agrees to assume the employment agreements between Seller and each of the Key Employees. At Closing, Buyer and each Key Employee shall execute an assumption agreement, in the form of Exhibit VII hereto, to such effect. Buyer will endeavor to offer to the other employees of Seller, to employ such other employees of Seller following the Closing for the same salaries and benefits currently paid to and afforded such employees; provided, however, Buyer shall have the right to amend or modify any future compensation or benefits. This Section 7.2 shall not create any rights in favor of any third party beneficiary.

         (b) Subject to Section 7.2(a) above, Buyer will further credit each employee of Seller for all purposes of employment as an employee of Buyer, or as applicable under Buyer's employee benefit plans or programs (including as applicable but without limitation, compensation, vacation, fringe benefits, retirement plan benefit accrual, vesting, commencement of retirement benefits, and other benefit entitlement), with all service credited to each such employee of Seller as of the Closing. Seller will endeavor to provide Buyer a list of such service credits of each employee as of the most recent practical date prior to Closing.

         (c) At Closing, pursuant to an Assumption and Substitution Agreement in the form of Exhibit VIII hereto, Buyer shall assume all obligations of Seller under Seller's Profit Sharing Plan and Flex Plan for employees of Seller.

         7.3 Post-Closing Access to Information. Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that after Closing each will make reasonably available to the other such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing any minute book and other organizational documents of

Seller for periods prior to the Closing, to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

                 ARTICLE 8. CONDITIONS TO BUYER'S OBLIGATION TO
                              CONSUMMATE THE TRANSACTION

         Each and every obligation of Buyer to be performed hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by Buyer.

         8.1 Compliance with Agreement. Seller shall have performed all of its obligations and agreements, and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by it on or prior to the Closing Date, and the Chief Executive Officer of Seller shall have delivered a Certificate to such effect to Buyer at Closing.

         8.2 Representations and Warranties. The representations and warranties of Seller contained in this Agreement, the Schedules hereto and in the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on the Closing Date, and the Chief Executive Officer of Seller shall have delivered a Certificate to such effect to Buyer at Closing.

         8.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 8.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

         8.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit Buyer's purchase of the Assets.

         8.5 Closing of Other Transactions. Simultaneous with the Closing hereunder:

               (i) the Closing shall occur in accordance with that certain Stock Purchase Agreement by and between Staff Builders, Inc., a New York corporation, and Albert Gallatin Planning and Development Corporation ("AGP&D") dated as of the date hereof; and

               (ii) Buyer (or appropriate affiliate) and Albert Gallatin Management Company shall have entered mutually satisfactory franchise and management agreements.

         8.6 No Material Adverse Change. No event or condition resulting in a materially adverse change in the financial condition of Seller or the Assets shall have occurred and be continuing; provided however that projected losses of $250,000 from Seller's operations for the period beginning January 1, 1993 through June 30, 1993 and any of the matters disclosed in this Agreement or the Schedules hereto shall not be deemed a material adverse change in the financial condition of Seller or the Assets.

         8.7 Opinion of Counsel. Buyer shall have received an opinion of Seller's legal counsel, dated the Closing Date, substantially in the form of
Exhibit I hereto.

         8.8 Key Employee Certificates. Buyer shall have received from each of Gerald Shuttlesworth, Bonita Campbell, Frank Ovial and Patricia Check (collectively the "Key Employees") a certificate in the form of Exhibit II hereto.

         8.9 Noncompetition Agreement. Buyer shall have received the Noncompetition Agreement substantially in the form of Exhibit III hereto duly executed by Seller and AGP&D, and such Noncompetition Agreement shall be in full force and effect and constitute a legal, valid and binding obligation of each of Seller and AGP&D, enforceable against them in accordance with its terms.

         8.10 Deliveries. Buyer shall have received from Seller all of the other documents required to be delivered by Seller pursuant to Section 11.1(a) of this Agreement.

         8.11 Release of Certain Liens. Prior to or simultaneous with the Closing, all liens against Seller's accounts receivable shall be released.

                       ARTICLE 9. CONDITIONS TO SELLER'S
                    OBLIGATION TO CONSUMMATE THE TRANSACTION

         Each and every obligation of Seller to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by Seller.

         9.1 Compliance with Agreement. Buyer shall have performed all of its obligations and agreements and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by Buyer on or prior to the Closing Date, and an authorized officer or the Buyer shall have delivered a Certificate to such effect to Seller on the Closing Date.

         9.2 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the same force and effect as though such representations and warranties had been given on the Closing Date, and an authorized officer of Buyer shall have delivered a certificate to such effect to Seller at closing.

         9.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 8.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

         9.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit Buyer's purchase of the Assets.

         9.5 Closing of Other Transactions. Simultaneous with the Closing hereunder:

               (i) the Closing shall occur in accordance with that certain Stock Purchase Agreement by and between Staff Builders, Inc., a New York corporation, and AGP&D dated as of the date hereof; and

               (ii) Buyer (or appropriate affiliate) and Albert Gallatin Management Company shall have entered into mutually satisfactory franchise and management agreements.

         9.6 Guaranty of Staff Builders, Inc. Seller shall have received from Staff Builders, Inc. a duly authorized and executed Guaranty in the form of
Exhibit V hereto, and such Guaranty shall be in full force and effect and constitute a legal, valid and binding obligation of Staff Builders, Inc., enforceable against Staff Builders, Inc., in accordance with its terms.

         9.7 Deliveries. Seller shall have received from Buyer all of the other documents required to be delivered by Buyer pursuant to Section 11.1(b) of this Agreement.

                            ARTICLE 10. TERMINATION

         10.1 Termination Prior to the Closing Date. Notwithstanding anything herein to the contrary, this Agreement may be terminated as follows:

               (i) On or prior to the Closing Date by mutual written consent of Buyer and Seller;

               (ii) By Buyer, if the conditions specified in Article 8 have not been satisfied or waived by Buyer as of the Closing Date;

               (iii) By Seller, if the conditions specified in Article 9 hereof have not been satisfied or waived by Seller as of the Closing Date;

               (iv) By Buyer or Seller, on July 31, 1993, if the Closing has not occurred by such date;

               (v) At the election of the Seller prior to the Closing Date, if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement;

               (vi) At the election of the Buyer prior to the Closing Date, if the Seller has breached any representation, warranty, covenant or agreement contained in this Agreement;

               (vii) At the election of the Seller or the Buyer, if any legal proceeding is commenced or threatened by any court or governmental agency directed against the consummation of the Closing or any other transaction contemplated under this Agreement; or

               (viii) By Buyer or Seller if the Stock Purchase Agreement between Staff Builders, Inc. and Albert Gallatin Planning and Development Corporation, of even date, is terminated in accordance with the terms thereof.

In the event of the termination of this Agreement pursuant to this Section 10.1, this Agreement shall automatically terminate and be of no further force and effect, and there shall be no liability hereunder (except if termination occurs pursuant to clauses (v) or (vi) above) or in respect of the transaction contemplated hereby.

                 ARTICLE 11. DELIVERIES AT AND AFTER CLOSING

         11.1 Deliveries at Closing. (a) At Closing, Seller shall deliver to
Buyer:

               (i) An Assignment and Bill of Sale in the form Of Exhibit IX hereto and such bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary or appropriate by Buyer to vest in Buyer good and valid title to the Assets, together with the Power of Attorney in the form of Exhibit VI hereto;

               (ii) actual possession and operating control of the Assets;

               (iii) Certificates, dated the Closing Date, required to be delivered by Seller to Buyer pursuant to Sections 8.1 and 8.2 hereof;

               (iv) a Certificate of an authorized officer of Seller certifying: (a) as to Seller's Articles of Incorporation and By-laws, and attaching a true and complete copy of each thereto; and (b) that all necessary corporate action by the Board of Directors of Seller has been taken to authorize the consummation of the transactions provided for in this Agreement. Such certificate shall attach or set forth verbatim the resolutions adopted by the Board of Directors of Seller;

               (v) a Certificate of an authorized officer of AGP&D certifying:
          (a) as to AGP&D's Articles of Incorporation and By-laws, and attaching a true and complete copy of each thereto; and (b) that all necessary corporate action by the Board of Directors of AGP&D has been taken to authorize the consummation of the transactions provided for in this Agreement. Such certificate shall attach or set forth verbatim the resolutions adopted by the Board of Directors of AGP&D;

               (vi) a list, certified by the Chief Financial Officer of Seller, of the accounts payable and accounts receivable of Seller as of the Closing Date;

               (vii) with respect to Seller, good standing certificate and tax clearance letter from the Commonwealth of Pennsylvania and a good standing certificate from the State of West Virginia;

               (viii) the opinion of Seller's counsel required pursuant to
          Section 8.7 hereof;

               (ix) the Key Employee Certificates required pursuant to Section
          8.8 hereof;

               (x) the Noncompetition Agreement required pursuant to Section
          8.9 hereof; and

               (xi) the Assumption Agreements Regarding Employment Agreements, in the form of Exhibit VII hereto, executed by Seller and each Key Employee with respect to the employment agreement of each Key Employee.

          (b) At Closing, Buyer shall deliver to Seller:

               (i) The Assumption Agreement in the Form of Exhibit X hereto, the Assumption and Substitution Agreement in the form of Exhibit VIII hereto and such other documents of assumption as shall be reasonably deemed necessary or appropriate by Seller and Buyer for the assumption by Buyer of all of the Assumed Liabilities;

               (ii) Certificates, dated the Closing Date, required to be delivered by Buyer to Seller pursuant to Sections 9.1 and 9.2 hereof;

               (iii) Certificate of an authorized officer of Buyer certifying:
          (a) as to Buyer's Articles of Incorporation and By-laws and attaching a true and complete copy of each thereto; (b) that all consents, certifications, certificates of need and approvals set forth on
          Schedule 8.3 of this Agreement have been obtained by Buyer; and (c) that all necessary corporate action by the Board of Directors of Buyer has been taken to authorize the consummation of the transactions provided for in this Agreement. Such certificate shall attach or set forth verbatim the resolutions adopted by the Board of Directors of Buyer;

               (iv) the Guaranty required pursuant to Section 9.6 hereof; and

               (v) the Assumption Agreements Regarding Employment Agreements, in the form of Exhibit VII hereto, executed by Buyer with respect to the employment agreement of each Key Employee.

         11.2 . Deliveries After Closing. From time to time after the Closing Date, without further consideration from Buyer, Seller shall cause to be executed and delivered to Buyer, such further instruments of sale, assignment, transfer and delivery, and take such other actions as Buyer may reasonably request in order to more effectively sell, assign transfer and deliver, and reduce to the possession of Buyer, any and all of the Assets and to consummate the transactions contemplated herein, and Buyer, without further consideration from Seller, shall cause to be executed and delivered to Seller such further instruments, agreements and assumptions and take such other actions as Seller may reasonably request in order to effect Buyer's assumption of the Assumed Liabilities.

                           ARTICLE 12. MISCELLANEOUS

         12.1 Survival. The representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Closing and expire thirty (30) days after the expiration of all applicable statutes of limitation, including, without limitation any applicable statute of limitation permitting any third party to commence any claim or cause of action against any Indemnitee. This Section 12.1 is not intended to create any rights in any third party beneficiaries (other than in Indemnitees other than Seller, as such rights with respect to Indemnitees are provided in Section 3.3 of this Agreement). Notwithstanding any rights of Buyer to fully investigate the business and operations of the Seller or the Assets, the Buyer shall be entitled to rely fully on the representations, warranties, covenants and agreements of Seller contained in this Agreement and the other Transaction Documents.

         12.2 Expenses. At the Closing Buyer shall be solely responsible for and shall pay all reasonable costs incurred by Buyer or Seller incident to the preparation and execution of this Agreement, to include the reasonable fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement, unless otherwise agreed by the parties.

         12.3 Notices. Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and personally delivered or sent by a nationally recognized overnight delivery service, with delivery confirmed, or telexed or telecopied with receipt confirmed (provided that if telexed or telecopied, with a copy also sent by regular United States Mail), or deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to Seller or an Indemnitee:                                With Copy To:

Albert Gallatin Visiting Nurse                                Thomas E. Boyle, Esquire
Association, Inc.                                             Buchanan Ingersoll Professional
20 Highland Park Drive                                          Corporation
Suite 203                                                     5700 - 600 Grant Street
Uniontown, PA 15401                                           Pittsburgh, PA 15219

Fax No.: (412) 438-4468                                       Fax No.: (412) 562-1041

If to Buyer:
                                                              With Copy To:
Albert Gallatin Home Care, Inc.                               Albert Gallatin Home Care, Inc.
1981 Marcus Avenue                                            1981 Marcus Avenue
Suite C115                                                    Suite C115
Lake Success, NY 11042                                        Lake Success, NY 11042
Attention: Stephen Savitsky,                                  Attention: Mark Meirowitz,
Chief Executive Officer                                       Vice President & General Counsel

Fax No.: (516) 358-1036                                       Fax No.: (516) 358-1036

or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given as of the date when so personally delivered, or the next day when delivered during business hours to such overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, or upon the earlier to occur of receipt or five (5) business days after mailed as provided above, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient.

         12.4 Parties in Interest and Assignment.

         (a) This Agreement is binding upon and is for the benefit of Buyer and its successors and assigns. This Agreement is binding upon and is solely for the benefit of Seller.

         (b) This Agreement and Transaction Documents do not create any third party beneficiary rights, with the sole exception being rights of Indemnitees (other than Seller) under Section 3.3 hereof.

         (c) Neither this Agreement nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by Buyer and Seller; provided, however, that Buyer may assign its rights or delegate its duties hereunder to a wholly owned subsidiary of Buyer.

         12.5 Modification. This Agreement may not be amended or modified except by writing signed by an authorized officer of Buyer and Seller. No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

         12.6 Entire Agreement. This Agreement, together with the other Transaction Documents, embodies the entire agreement between the parties hereto and cancels and supersedes all previous agreements and understandings relating to the subject matter of this Agreement and the other Transaction Documents, written or oral, between the parties hereto, including without limitation, the Letter of Intent dated as of May 11, 1993. There are no agreements, representations, or warranties between the parties other than those set forth or provided herein and in the other Transaction Documents.

         12.7 Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.9 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth, including all matters of enforcement, validity and performance. All litigation brought or held on the basis of this Agreement shall be brought and held in the appropriate state or federal court for Allegheny County or Fayette County, Pennsylvania.

         12.10 Schedules. All of the Schedules attached hereto are incorporated herein and made a part of this Agreement by this reference thereto.

         12.11 Severability. In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity or illegality or unenforceability shall not affect any other provision and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in it.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        ALBERT GALLATIN HOME CARE, INC.

                                        By:     Gary Tighe
                                           ------------------------------------
                                                Chief Financial Officer

                                        ALBERT GALLATIN VISITING NURSE
                                        ASSOCIATION, INC.

                                        By:     Gerald L. Shuttlesworth
                                           ------------------------------------
                                                Chief Executive Officer